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                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF ROGERS & HARDIN LLP]



                               September 18, 1997


Keystone Consolidated Industries, Inc.
Three Lincoln Centre
5430 LBJ Freeway
Suite 1740
Dallas, Texas  75240-2697

Ladies and Gentlemen:

         We have acted as counsel to Keystone Consolidated Industries, Inc., a Delaware corporation ("Issuer") in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") relating to the offer to exchange an aggregate principal amount of up to $100,000,000 of 9 5/8% Senior Secured Notes due 2007 (the "Exchange Notes") of the Issuer for a like principal amount of 9 5/8% Senior Secured Notes due 2007 (the "Original Notes") of the Issuer that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Original Notes were issued under, and the Exchange Notes are to be issued under, an Indenture, dated as of August 7, 1997 (the "Indenture"), between the Issuer and The Bank of New York, as trustee (the "Trustee"). The exchange will be made pursuant to the exchange offer (the "Exchange Offer") contemplated by the Registration Statement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Offering Memorandum of the Original Notes dated August 4, 1997, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In our examinations hereunder, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or reproduced copies. As to various questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in certificates of, or communications with, the Issuer.

         Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Exchange Notes have been duly authorized and, when duly executed by the
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Keystone Consolidated Industries, Inc.
September 18, 1997
Page 2


proper officers of the Issuer, duly authenticated by the Trustee and issued by the Issuer in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Issuer, will be entitled to the benefits of the Indenture and will be enforceable against the Issuer in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceedings in equity or at law).

         We are members of the bar of the State of Georgia, and the opinions expressed herein are limited to the laws of the State of Georgia, the General Corporation Law of the State of Delaware, and the federal laws of the United States as in effect on the date of this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

         These opinions are limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.


                                        Very truly yours,



                                        /s/ Rogers & Hardin

                                        ROGERS & HARDIN